UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

ContraVir Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02              Unregistered Sales of Equity Securities.

On February 26, 2015, ContraVir Pharmaceuticals, Inc., a Delaware corporation (the “Company”) pursuant to a letter agreement dated October 14, 2014 with the non-U.S. investor who previously purchased shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), sold an additional 270,000 shares of Series A Preferred Stock to certain investors for gross proceeds of $2,700,000.  All shares of Series A Preferred Stock issued and the shares of common stock underlying such shares are locked up until July 31, 2016.  The Company issued the Series A Preferred Stock in a private placement transaction in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such transaction, each holder of the Series A Preferred Stock represented that it was an accredited investor.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2014

CONTRAVIR PHARMACEUTICALS, INC.

	By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer